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                                                                EXHIBIT 23.1

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                            MCGLADREY & PULLEN, LLP
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                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to incorporation by reference in the Registration Statement on Form S-4 of AMCORE Financial, Inc. and AMCORE Capital Trust I of our report dated January 20, 1997, relating to the consolidated balance sheets of AMCORE Financial, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of AMCORE Financial, Inc. and to the reference of our firm under the heading "Experts" in the Prospectus.



                                                McGladrey & Pullen, LLP



        Rockford, Illinois
        April 16, 1997